UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 14, 2022

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-2207

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value Preferred Stock Purchase Right	MAXR ---	New York Stock Exchange, Toronto Stock Exchange ---

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Notes

On June 14, 2022, Maxar Technologies Inc. (the “Company”) completed the closing of the sale of $500 million in aggregate principal amount of 7.750% Senior Secured Notes due 2027 (the “Notes”), pursuant to an indenture, dated June 14, 2022 (the “Indenture”), by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, which governs the terms of the Notes. A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

A brief description of the terms of the Notes and the Indenture follows:

Interest. The Notes will bear interest at a rate of 7.750% per year, payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2022. Interest payments will be made to the holders of record of the Notes on the immediately preceding June 1 and December 1. The Notes were issued at a price of 100.0% of their face value.

Maturity. The Notes will mature on June 15, 2027, unless earlier redeemed or repurchased.

Guarantees. The Notes will be guaranteed on a senior secured basis (the “Guarantees”) by each of the subsidiaries (the “Guarantors”) that guarantees the Company’s indebtedness under its Syndicated Credit Facility (as discussed below) and its 7.54% Senior Secured Notes due 2027 (the “Existing Notes”).

Collateral. The Notes will be secured on a first-priority basis by liens on the Company’s and the Guarantors’ assets (the “Collateral”), that also secure, equally and ratably, our indebtedness under the Syndicated Credit Facility and the Existing Notes, pursuant to the terms of a first lien intercreditor agreement.

Ranking. The Notes and Guarantees will be the Company’s and the Guarantors’ senior secured obligations. The Notes and the Guarantees will rank senior in right of payment to any of the Company’s and the Guarantors’ future subordinated indebtedness, will rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness (including the Syndicated Credit Facility and the Existing Notes), rank equally to all of Company’s and the Guarantors’ existing and future senior secured indebtedness to the extent of the value of the collateral securing such indebtedness (including the Syndicated Credit Facility and the Existing Notes), be effectively senior to all of Company’s and the Guarantors’ existing and future unsecured indebtedness and all of Company’s and the Guarantors’ existing and future indebtedness secured on a junior basis to the extent of the value of the collateral securing the Notes and the related Guarantees, and will be structurally subordinated to all existing and future liabilities of each of the Company’s existing and future subsidiaries that does not guarantee the Notes.

Optional Redemption and Repurchase. The Notes will be redeemable, in whole or in part, at the Company’s option on or after June 15, 2024 at specified redemption prices, together with accrued but unpaid interest, if any, to, but excluding, the date of redemption. The Company may also redeem the Notes, in whole or in part, at its option at any time prior to June 15, 2024 at a price equal to 100% of the principal amount of such Notes plus a “make-whole” premium, together with accrued but unpaid interest, if any, to, but excluding, the date of redemption. In addition, the Company may redeem up to 40% of the aggregate principal amount of the Notes at any time before June 15, 2024 with the net cash proceeds from certain equity offerings at a specified redemption price, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. If the Company experiences specific kinds of changes of control, it may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the date of the repurchase.

Covenants. The Indenture contains covenants limiting the Company’s and its restricted subsidiaries’ ability to, among other things incur, assume or guarantee additional debt; issue redeemable stock and preferred stock; pay dividends, make distributions or redeem or repurchase capital stock; prepay, redeem or repurchase debt that is junior in right of payment to the Notes; make loans and investments; grant or incur liens; pay dividends, make loans or asset transfers from restricted subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into transactions with affiliates; and consolidate or merge with, or sell substantially all of their assets to, another person.

Limitation on Indebtedness. The Company will not, and will not permit any of its restricted subsidiaries to, directly or indirectly incur any indebtedness, provided however that it may incur indebtedness: (i) with respect to any pari passu lien debt, if the First Lien Debt Leverage Ratio (as defined in the Indenture) for the most recently ended four consecutive fiscal quarters for which financial statements have been delivered (calculated on a pro forma basis) preceding the date on which such indebtedness is incurred (without netting any cash received from the incurrence of such indebtedness proposed to be incurred) would be no greater than 3.75 to 1.00, (ii) with respect to any Junior Lien Debt (as defined in the Indenture), if the Secured Net Debt Leverage Ratio (as defined in the Indenture) for the most recently ended four consecutive fiscal quarters for which financial statements have been delivered (calculated on a pro forma basis) preceding the date on which such indebtedness is incurred (without netting any cash received from the incurrence of such indebtedness proposed to be incurred) would be no greater than 4.1 to 1.00, or (iii) with respect to indebtedness that is not secured, if the Consolidated Coverage Ratio (as defined in the Indenture) for the Company, calculated as of the date on which such additional indebtedness is incurred, would have been at least 2.00 to 1.00.

Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture (after the expiration of the applicable grace periods specified therein): (1) failure to pay interest or premium, if any, on, or the principal of, the Notes when due; (2) failure to comply with the covenants in the Indenture; (3) default under any mortgage, indenture or instrument securing or evidencing indebtedness with an aggregate principal amount in excess of $100.0 million with respect to a default in the payment of principal, interest or premium when due or where such default results in the acceleration of such indebtedness; (4) failure of the Company or any of its significant subsidiaries to satisfy certain final judgments when due; (5) certain bankruptcy events with respect to the Company or a significant subsidiary; (6) a Guarantee by a significant subsidiary ceases to be in full force and effect in any material respect or a Guarantor that is a significant subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee; and (7) a security interest with respect to any Collateral having a fair market value in excess of $100.0 million, individually or in the aggregate, in certain circumstances ceasing to be in full force and effect or the assertion by the Company that any such security interest is invalid or unenforceable. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable, subject to certain limitations.

The offer and sale of the Notes was made solely in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the U.S. in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy securities.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, which is attached hereto as Exhibit 4.1.

Amended and Restated Credit Agreement

On June 14, 2022, the Company completed the closing of its amended and restated credit agreement (the “Amended and Restated Credit Agreement”). A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The Amended and Restated Credit Agreement consists of a revolving credit facility (the “Revolving Credit Facility”) in a maximum outstanding principal amount of $500 million, and a term loan in an aggregate principal amount of $1,500 million (the “Term Loan B”, and together with the Revolving Credit Facility, the “Syndicated Credit Facility”).

A brief description of the Amended and Restated Credit Agreement follows

Refinancing.        On the closing date, the Amended and Restated Credit Agreement was used to (x) refinance or repay all outstanding term loans and replace revolving commitments under the Company’s existing credit agreement (the “Existing Credit Agreement”) and (y) amend and restate the Existing Credit Agreement, to, among other things, (i) extend the maturity date of the revolving credit facility to June 15, 2027; provided that if the Notes are not repaid in full by the date that is 91 days prior to the maturity date of the Notes (the “Springing Maturity Date”), the maturity date for the Revolving Credit Facility will be the Springing Maturity Date, (ii) extend the maturity date of the term loan to June 15, 2029; provided that if the Notes are not repaid in full by the Springing Maturity Date, the maturity date for the Term Loan B will be the maturity date of the Notes, (iii) increase the Consolidated Net Leverage Ratio financial maintenance covenant to (1) 5.50:1.00 for each fiscal quarter ending on or prior to December 31, 2022, (2) 5.00:1.00 for each fiscal quarter ending on and after March 31, 2023 through and including December 31, 2023 and (3) 4.50:1.00 for each fiscal quarter ending on or after March 31, 2024, (iv) increase the Interest Coverage Ratio maintenance covenant to 2.50:1.00 as of the last day of each fiscal quarter, (v) increase the total amount of term loans outstanding to $1,500 million and (vi) permit the issuance of the Notes, the redemption of the 2023 Notes, as discussed below under Item 7.01 “Regulation FD Disclosure” , and other related transactions.

Collateral.        The Syndicated Credit Facility is guaranteed by the Company and certain of its restricted subsidiaries. The Syndicated Credit Facility, subject to customary exceptions, is secured on a first-lien basis on substantially all of the Company’s and such restricted subsidiaries’ tangible and intangible assets, and is secured equally and ratably with the Notes and the Company’s Existing 2027 Notes.

Mandatory Prepayments.        The Company is required to make mandatory prepayments of the outstanding principal and accrued interest of the Term Loan B upon the occurrence of certain events, including to the extent of a specified percentage of annual excess cash flow that is not reinvested or used for other specified purposes.

Covenants.        The Syndicated Credit Facility is subject to customary affirmative covenants, default provisions, representations and warranties and other terms and conditions. The Amended and Restated Credit Agreement contains customary negative covenants including, but not limited to, restrictions on the Company’s ability and that of its guarantors to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, pay dividends or make other restricted payments, sell or otherwise transfer assets or enter into transactions with affiliates.

Events of Default.        The Amended and Restated Credit Agreement provides that, upon the occurrence of certain events of default, the Company’s obligations thereunder may be accelerated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, certain change of control events and other customary events of default.

Interest, Amortization, Maturity.        Borrowings under Term Loan B will bear interest at a rate equal to, at the Company’s option, either Adjusted Term SOFR plus an applicable margin ranging from 4.00% to 4.25% or ABR plus an applicable margin ranging from 3.00% to 3.25%, in each case depending on the total Net Leverage Ratio. The Company must make equal quarterly installment payments in aggregate annual amounts equal to 1% of the original principal amount of Term Loan B, with the final balance payable at maturity on June 14, 2029; provided that if the Notes are not repaid in full by the Springing Maturity Date, the maturity date for the Term Loan B will be the maturity date of the Notes. Borrowings under Term Loan B may be repaid by the Company, in whole or in part, together with accrued interest, without premium or penalty. The Term Loan B was issued with original issue discount of 4.50%.

Borrowings under the Revolving Credit Facility will bear interest at a rate equal to, at the Company’s option, if such borrowings are made (w) in Canadian dollars, either the Canadian Prime Rate plus an applicable margin ranging from 1.75% to 2.50% or the CDOR Rate plus an applicable margin ranging from 2.75% to 3.50%, (x) in Euros, Euribor plus an applicable margin ranging from 2.75% to 3.50%, (y) in British Pounds Sterling, SONIA plus an applicable margin ranging from 2.75% to 3.50% and (z) in US dollars, either Adjusted Term SOFR plus an applicable margin ranging from 2.75% to 3.50% or ABR plus an applicable margin ranging from 1.75% to 2.50%, in each case depending on the total Net Leverage Ratio. The Revolving Credit Facility is payable at maturity on June 14, 2027; provided that if the Notes are not repaid in full by the Springing Maturity Date, the maturity date for the Revolving Credit Facility will be the Springing Maturity Date. The Revolving Credit Facility may be repaid by the Company, in whole or in part, together with accrued interest, without premium or penalty.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure

On June 14, 2022, the Company completed the redemption of $500 million aggregate principal amount of its 9.750% Senior Secured Notes due 2023 (the “2023 Notes”). The 2023 Notes were redeemed at a price of 107.313% of the principal amount thereof.

On June 14, 2022, the Company issued a press release announcing the issuance and sale of the Notes, the entry into the Amended and Restated Credit Agreement and the consummation of the redemption. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information Contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 14, 2022, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent.
10.1	Second Amended and Restated Credit Agreement, dated as of June 14, 2022, among the Company, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders from time to time party thereto
99.1	Press Release of Maxar Technologies Inc., dated June 14, 2022.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 14, 2022	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary